Exhibit 1.
















                    ASSET PURCHASE AGREEMENT

                    dated as of March 31, 1998

                              among


                 ProfitKey International, Inc.,

                    Level 8 Systems, Inc.,

                                and

                         ProfitKey Acquisition, LLC



















                         TABLE OF CONTENTS

                                                            Page

ARTICLE I THE PURCHASE AND SALE OF ASSETS
          AND ASSUMPTION OF LIABILITIES.........................1
          1.1  Purchase and Sale of Assets......................1
          1.2  Consideration....................................3
          1.3  Liabilities Assumed and Not Assumed..............3
          1.4  Tax Allocation...................................5
          1.5  Working Capital..................................5

ARTICLE II  REPRESENTATIONS AND WARRANTIES OF THE SELLER........6
          2.1  Due Authorization and Execution..................6
          2.2  Organization of the Seller.......................6
          2.3  Financial Statements.............................6
          2.4  No Undisclosed Liabilities.......................7
          2.5  Absence of Certain Changes.......................7
          2.6  Taxes............................................8
          2.7  Litigation.......................................8
          2.8  Consents, Violations and Authorizations..........8
          2.9  Agreements, Contracts, Commitments and Leases....9
          2.10 Assets..........................................10
          2.11 Inventory.......................................11
          2.12 Accounts Receivable.............................11
          2.13 Intellectual Property...........................12
          2.14 Insurance.......................................15
          2.15 Compliance with Law.............................15
          2.16 Employee Benefit Plans..........................15
          2.17 Employees and Labor Contracts...................16
          2.18 Fees, Commissions and Expenses..................16
          2.19 Environmental Laws and Regulations..............16
          2.20 Owned Real Property.............................18
          2.21 Product Warranties..............................18
          2.22 Transactions with Affiliates....................18
          2.23 Conditions Affecting Seller.....................18
          2.24 Full Disclosure.................................18

ARTICLE III    REPRESENTATIONS AND WARRANTIES OF THE BUYER.....19
          3.1  Due Authorization and Execution.................19
          3.2  Organization of the Buyer.......................19
          3.3  Consents, Violations and Authorizations.........19
          3.4  Fees, Commissions and Expenses..................20
          3.5  Full Disclosure.................................20

ARTICLE IV     CONDUCT OF BUSINESS PENDING CLOSING.............20
          4.1  Ordinary Course.................................20
          4.2  No Acquisitions.................................20
          4.3  No Dispositions.................................20
          4.4  Employees.......................................20
          4.5  Mortgages, Liens and Other Encumbrances.........20
          4.6  Waiver of Rights................................20
          4.7  Material Agreements.............................21
          4.8  Capital Expenditures............................21
          4.9  Agreements......................................21

ARTICLE V CONDITIONS TO THE OBLIGATIONS OF THE BUYER...........21
          5.1  Representations and Warranties of the Seller....21
          5.2  Absence of Litigation or Investigation..........21
          5.3  Requisite Approvals.............................21
          5.4  Delivery of Documents...........................21

ARTICLE VI CONDITIONS TO THE OBLIGATIONS OF THE SELLER.........22
          6.1  Representations and Warranties of the Buyer.....22
          6.2  Absence of Litigation or Investigation..........22
          6.3  Requisite Approvals.............................22
          6.4  Delivery of Documents...........................22

ARTICLE VII  SURVIVAL; INDEMNIFICATION.........................22
          7.1  Survival of Representations and Warranties and
               Related Agreements..............................22
          7.2  General Indemnification.........................23

ARTICLE VIII  ADDITIONAL COVENANTS OF THE PARTIES..............24
          8.1  Noncompetition..................................24
          8.2  Access by Buyer and Agents......................24
          8.3  Availability of Records to the Seller...........24
          8.4  Post-Closing Employee Matters...................25
          8.5  Use of Name.....................................25

ARTICLE IX     CLOSING.........................................25
          9.1  Closing.........................................25
          9.2  Deliveries at Closing...........................25

     ARTICLE X TERMINATION    26
          10.1 Termination    26
          10.2 Procedure Upon Termination    26

     ARTICLE XI     GENERAL PROVISIONS  27
          11.1 Expenses  27
          11.2 Certain Filings and Consents  27
          11.3 Further Assurances  27
          11.4 Notices   27
          11.5 Successors     28
          11.6 Entire Agreement    28
          11.7 Amendment and Modification    29
          11.8 Waiver of Compliance     29
          11.9 Gender; Number 29
          11.10     Severability   29
          11.11     Governing Law  29
          11.12     Interpretation 29
          11.13     Bulk Sales Compliance    29
          11.14     Endorsement Authorization     29
          11.15     Counterparts   30

Exhibit A Form of Promissory Note
Exhibit B Form of Security Agreement
Exhibit C Form of Master Assignment, Bill of Sale and Assumption
Exhibit D Form of Guarantee
                    ASSET PURCHASE AGREEMENT



     This ASSET PURCHASE AGREEMENT (the "Agreement"), dated as of March 31, 1998, is entered into among ProfitKey International, Inc., a Delaware corporation (the "Seller"), Level 8 Systems, Inc., a New York corporation ("Level 8") and ProfitKey Acquisition, LLC, a Delaware limited liability company (the "Buyer").

     This Agreement sets forth the terms and conditions upon which the Seller will sell to the Buyer, and the Buyer will purchase from the Seller, all of the business, property, assets and goodwill of the Seller except those assets specifically excluded. All of such business operations of Seller to be purchased by the Buyer hereunder are referred to herein as the "Business," and references to the "Business" are not intended to include any other assets of the Seller.

     In consideration of the mutual agreements contained herein, intending to be legally bound hereby, the parties hereto agree as follows:


                         ARTICLE I
               THE PURCHASE AND SALE OF ASSETS
                AND ASSUMPTION OF LIABILITIES

     1.1 Purchase and Sale of Assets. Subject to the terms and conditions of this Agreement, at the Closing (as defined in Section 9.1), the Seller shall sell, transfer, convey, assign and deliver to the Buyer and the Buyer shall purchase, acquire and accept from the Seller all of the assets of the Seller (except only those assets specifically excluded by this Agreement) including without limitation the following:

          (a)  All cash and cash equivalents;

          (b) All inventories (including raw materials, work in process, finished products, parts and supplies) either on hand at the facilities of the Seller, in transit thereto or wherever located as of the Closing Date (as defined in Section 9.1) and owned by the Seller as of the Closing;

          (c) All of the accounts and notes receivable outstanding as of the Closing Date (excluding, however, all notes and other inter-company receivables from Level 8 or any affiliate of Level 8 to the Seller) and all rights of the Seller in, to and under all invoices and billings;

          (d) The equipment, machinery, motor vehicles, and other tangible personal property of the Seller as of the Closing
Date;

          (e) The furniture, fixtures and leasehold improvements of the Seller as of the Closing Date;

          (f) All rights of the Seller in, to and under all contracts, commitments, personal property leases, prepaid third-party licenses and other written agreements (including that certain Lease Agreement dated September 17, 1996 in respect of 384 Main Street, Salem, New Hampshire (the "New Hampshire Lease") and those leases listed on Schedule 1.1(f) hereto (together with the New Hampshire Lease, the "Assumed Leases") but excluding the Excluded Real Property Leases as defined in Section 1.1(z) below) and all purchase and sales orders outstanding as of the Closing Date;

          (g) All rights of the Seller in and to all licenses, permits and other authorizations necessary or useful in the operation of the Business, to the extent that such are legally assignable;

          (h) All business and accounting records, data, supplier, dealer and customer lists and other proprietary information of the Seller;

          (i) All Intellectual Property (as defined in Section 2.13), including without limitation all rights in and to the trademarks, service marks and trade names "ProfitKey," "Profit Key International" and "Rapid Response Manufacturing" and all derivatives thereof and all rights in and to the source code for the software programs "Rapid Response Manufacturing" and "Rapid Response Manufacturing Client Server" and all derivatives thereof;

          (j) That certain promissory note of Joseph J. DiZazzo to Level 8 dated November 3, 1997 (in place of the promissory note excluded pursuant to Section 1.1(y)); and

          (k) All other tangible and intangible personal property and prepaid expenses of the Seller.

For purposes of this Agreement, the assets described above in this Section 1.1 shall be referred to collectively as the "Assets."

     Notwithstanding the foregoing, the Buyer shall not purchase or acquire the following assets, all of which shall be excluded from the defined term "Assets" as used herein and are herein referred to as the "Excluded Assets":

          (y) That certain promissory note of Robert Lord to the Seller dated January 6, 1997; and

          (z) Those leases under which the Seller is the lessee of real property listed on Schedule 1.1(z) hereto (the "Excluded
Real Property Leases").

     1.2 Consideration. The consideration for the sale, assignment, transfer and delivery of the Assets and the noncompetition covenant of the Seller in Section 8.1 (the
"Purchase Price") shall be:

          (a) A $463,615 cash payment in immediately available funds at the Closing; and

          (b) A $2,000,000 promissory note of the Buyer substantially in the form of Exhibit A (the "Note") secured by the assets of the Buyer pursuant to a security agreement substantially in the form of Exhibit B (the "Security
Agreement").

     1.3  Liabilities Assumed and Not Assumed.

          (a) Subject to paragraph (b) below, at the Closing the Buyer shall assume, pursuant to the execution and delivery to the Seller of the form of Master Assignment, Bill of Sale and Assumption (the "Bill of Sale") in the form of Exhibit C hereto:

               (i) all liabilities and obligations of the Seller relating to the Business to the extent that the same are accrued or reserved for on the Balance Sheet (as defined in Section 2.3) and remain unpaid and discharged on the Closing Date;

               (ii) all liabilities and obligations of the Seller arising in the regular and ordinary course of the Business between the Balance Sheet Date (as defined in Section 2.3) and the Closing Date, to the extent that the same remain unpaid and discharged on the Closing Date and are accrued or reserved for on the Closing Balance Sheet (as defined in Section 1.5), except any liability or obligation of the Seller to Level 8 or any affiliate of Level 8; and

               (iii) all liabilities and obligations of the Seller in, to and under all contracts, commitments and other written agreements referred to in Section 1.1(f) and either listed in Schedule 2.9 or not required to be so listed because of the dollar amount thereof (subject to Section 1.3(b)(vi)).

          All such liabilities and obligations described above in this Section 1.3(a), but excluding those liabilities referred to in the following paragraph, are collectively referred to herein as the "Assumed Liabilities".

          (b) Except for the Assumed Liabilities, Buyer expressly does not, and shall not, assume or be deemed to assume, under this Agreement or otherwise by reason of the transactions contemplated hereby, any liabilities, obligations or commitments of the Seller of any nature whatsoever. Buyer expressly does not and shall not assume any liability or obligation of the Seller:

          (i) in the nature of product liabilities (or similar claims for injury to person or property) with respect to products sold by the Seller or its predecessors prior to the Closing whether arising from express or implied agreement or representation or imposed by law, and regardless of when any such claim therefor is made or asserted (provided, however, that this clause shall not exclude obligations relating to the Software, as defined in Section 2.13, such as maintenance and technical support, relating to any period after the Closing);

          (ii) owed (a) to any employees, agents or independent contractors for salaries, wages or other pay, or amounts deducted or withheld in respect thereof, with respect to any date on or before the Closing, provided that the Buyer shall assume the liability of the Seller for vacation pay that is owed as of the Closing Date to those Continuing Employees employed by the Buyer pursuant to Section 8.4, below, or (b) to any employees, agents or independent contractors of the Seller not identified by the Buyer pursuant to Section 8.4 for salaries, wages, pay, vacation, severance (except as provided in Section 8.4) or any other employee benefit plan or arrangement of any nature whatsoever (including without limitation any COBRA or other obligations imposed by law), or (c) under or otherwise in connection with any collective bargaining agreement;

          (iii)     arising in, to or under any of the Excluded
Real Property Leases;

          (iv) arising by reason of any storage, use, generation, manufacture, emission, release, treatment, discharge, removal, transportation or disposal by Seller of any Hazardous Materials
(as defined in Section 2.19);

          (v) for any federal, state, or local income, withholding, property, payroll, or other taxes payable with respect to the Business, assets, properties or operations of the Seller for any period prior to the Closing, provided that the Buyer shall be responsible for sales and use taxes to the extent that the Seller has accrued for such taxes as of the Closing Date;

          (vi) which is a note or inter-company liability or obligation of the Seller to Level 8 or any affiliate of Level 8;
or

          (vii)     arising in to or under that certain
employment agreement dated August 1, 1996 between Level 8 and Robert Lord.

          The excluded liabilities described above in this
Section 1.3(b) are specifically excluded from the defined term
"Assumed Liabilities" and are sometimes herein referred to as the "Excluded Liabilities."

     1.4 Tax Allocation. For all federal, state and local tax purposes, the Purchase Price shall be allocated among the various items in the manner indicated in Schedule 1.4 hereto. None of the parties shall file any tax return or report or take any position with any taxing agency or authority which is inconsistent with the foregoing allocation, except to the extent mandated by a court of law or the appropriate taxing agency or authority in a determination binding upon one of the parties hereto provided that such party has given written notice and reasonable opportunity to the other party, at its expense, to contest and appeal such determination on behalf of both of the parties hereto and such determination has nevertheless become final. Each of the parties shall execute and deliver to the other at or within 30 days after the Closing, for filing by the other with the Internal Revenue Service, a Form 8594 in accordance with the foregoing allocation.

     1.5  Working Capital.

          The Purchase Price shall be increased or decreased by, and the Buyer shall pay to the Seller or the Seller shall pay to the Buyer, as the case may be, the amount by which the current assets of the Seller minus the current liabilities of the Seller (the "Working Capital") as of the Closing Date exceeds or is less than $<1,024,523>. As promptly as practicable, but in any event within 60 business days following the Closing Date, the Seller shall deliver to the Buyer a balance sheet (the "Closing Balance Sheet") prepared by the Seller setting forth the current assets and the current liabilities of the Seller immediately prior to the Closing, which Closing Balance Sheet shall fairly present the consolidated financial position of the Seller at the Closing in conformity with GAAP applied on a basis consistent with the significant accounting policies identified on Schedule 2.3. The Buyer may dispute any amounts reflected in assets or liabilities appearing on the Closing Balance Sheet, but only on the basis that the amounts reflected on the Closing Balance Sheet were not arrived at in accordance with GAAP applied on a basis consistent with the significant accounting policies identified on Schedule 2.3(b); provided, however, that the Buyer shall have notified the Seller in writing of each disputed item, specifying the amount thereof in dispute and setting forth, in reasonable detail, the basis for such dispute, within sixty (60) days of the Seller's delivery of the Closing Balance Sheet to the Buyer. In the event of such a dispute, the Seller and the Buyer shall negotiate in good faith to reconcile their differences, and any resolution by them as to any disputed amounts shall be final, binding and conclusive on the parties hereto. If the Seller and the Buyer are unable to reach a resolution with such effect within thirty Business Days after receipt by the Seller of the Buyer's written notice of dispute, the Buyer's and the Seller's independent auditors shall select an independent accounting firm of national reputation that has not rendered services to the Buyer or the Seller within the two years prior to the Closing Date (the "Independent Accounting Firm"), and the Seller and the Buyer shall submit the items remaining in dispute for resolution to the Independent Accounting Firm which shall, within 30 Business Days after such submission, determine and report to the Buyer and the Seller upon such remaining disputed items, and such report shall be final, binding and conclusive on the Seller and the Buyer.
The fees and disbursements of the Independent Accounting Firm shall be allocated between the Seller on the one hand and the Buyer on the other hand in the same proportion that the aggregate amount of such remaining disputed items so submitted to the Independent Accounting Firm that is unsuccessfully disputed by each such party (as finally determined by the Independent Accounting Firm) bears to the total amount of such remaining disputed items so submitted. The Closing Balance Sheet shall be deemed final for the purposes of this Section 1.5 upon the earliest of (A) the failure of the Buyer to notify the Seller of a dispute within sixty (60) days of the Seller's delivery of the Closing Balance Sheet to the Buyer, (B) the resolution of all disputes by the Buyer and the Seller and (C) the resolution of all disputes by the Independent Accounting Firm. The payment pursuant to Clause (ii) above shall be made in immediately available funds on the day following the date on which the Closing Balance Sheet is final.

                         ARTICLE II
         REPRESENTATIONS AND WARRANTIES OF THE SELLER

     The Seller and Level 8 jointly and severally represent and warrant to and agree with the Buyer that:

     2.1 Due Authorization and Execution. The Seller has the necessary corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The Board of Directors and shareholders of the Seller have duly authorized and approved the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. No other corporate proceedings or actions on the part of the Seller are necessary to authorize this Agreement and the consummation of such transactions. This Agreement has been duly and validly executed and delivered by the Seller and, assuming due execution and delivery by the Buyer, constitutes a valid and binding obligation of the Seller enforceable against it in accordance with its terms.

     2.2 Organization of the Seller. The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

     2.3  Financial Statements.

          (a) The unaudited balance sheet of the Business (the "Balance Sheet") as of December 31, 1997 (the "Balance Sheet Date"), and the related unaudited statements of operations, stockholders' equity and cash flows for the 12-month period ended on the Balance Sheet Date are attached hereto as Schedule 2.3(a).

          (b) To the knowledge of Seller and Level 8, the financial statements referred to in subparagraph (a) above present fairly the financial position of the Business as of the dates indicated and the results of operations for the periods indicated and have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with the significant accounting policies identified on Schedule 2.3(b). The Balance Sheet contains all adjustments, which are solely of a normal recurring nature, necessary to present fairly the financial position of the Business at the Balance Sheet Date. The Balance Sheet identifies the assets and liabilities which, if the Closing had been held on the Balance Sheet Date, would have been transferred to or assumed by the Buyer in accordance herewith.

     2.4  No Undisclosed Liabilities.  [Intentionally Omitted.]

     2.5 Absence of Certain Changes. Except as contemplated by this Agreement, since the Balance Sheet Date there has not occurred: (i) any material adverse change in the Business or its financial condition, results of operations, properties or assets;
(ii) any damage, destruction or loss, which is not adequately covered by insurance, which could materially and adversely affect the Business or its assets or properties; (iii) any adoption or material modification of any Employee Benefit Plan (as defined in Section 2.16(a)) made to, for or with any employees of the Business; (iv) any increase in compensation payable or to become payable by the Seller to employees of the Business, or increase in benefits under any Employee Benefit Plan, in each case other than increases made in the ordinary course of business and consistent with prior practice; (v) any sale or other disposition of any assets of the Business, other than sales or dispositions made in the ordinary course of business and consistent with prior practice; (vi) any creation of a mortgage, pledge, security interest, encumbrance, lien or charge of any kind upon any properties or assets of the Business except in the ordinary course of business and consistent with prior practice; (vii) any material change in the method of allocation of expenses, liabilities or income between the Business and any other subsidiaries, divisions or business units of the Seller or any other material change in the method of accounting or accounting practices of the Business; (viii) any material amendment, termination, waiver or cancellation of any substantial right relating to the Business; (ix) any capital expenditures or commitments relating to the Business for any addition to property, plant or equipment exceeding $10,000; (x) any material cancellation or waiver of any debts or any claims relating to the Business except in the ordinary course of business and in accordance with prior practice, or (xi) any agreement to take any action described in this Section 2.5. Except as contemplated by this Agreement, since the Balance Sheet Date, the Business has been conducted in the ordinary course.

     2.6 Taxes. There are no tax liens upon any property or assets of the Seller except for inchoate liens for taxes not yet due and payable.

     2.7 Litigation. Except as set forth in Schedule 2.7, there is no action, suit, proceeding or investigation pending or, to the Seller's knowledge, threatened against the Seller, at law or in equity, before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, which relates to the Business or the transactions contemplated by this Agreement; nor does the Seller know of any reasonably likely basis for any such action, suit, proceedings or investigation, the result of which could materially and adversely affect the Business or the transactions contemplated hereby; nor is there any judgment, decree, injunction, rule or order of any public body or governmental authority outstanding against the Seller relating to the Business.

     2.8  Consents, Violations and Authorizations.

          (a) Except as set forth in Schedule 2.8(a), the Seller is not a party to or bound by any mortgage, indenture, lien, deed of trust, lease, contract, agreement, permit, concession, franchise, license, instrument, order, judgment or decree, in each case, relating to the Business and material to its operations, which would require the consent of another to the execution of this Agreement or the transactions contemplated hereby.

          (b) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (i) violate any provision of the Certificate of Incorporation or Bylaws of the Seller, or (ii) conflict with, or result (immediately or upon the giving of notice or the passage of time or both) in any violation of or default under, or give rise to a right of modification, termination, cancellation or acceleration of any obligation or to a loss of a benefit under, any mortgage, indenture, lease, instrument, permit, concession, franchise, license or other agreement which the Seller or the properties or assets of the Business are parties to, beneficiaries of, or bound by, or violate any judgment, order, decree, statue, law, ordinance, rule or regulation applicable to the Seller or the properties or assets of the Business, other than such conflicts, violations or defaults or possible modifications, terminations, cancellations or accelerations which individually or in the aggregate would not have a material adverse effect on the Business or the ability of the Seller to consummate the transactions contemplated by this Agreement.

     2.9 Agreements, Contracts, Commitments and Leases. Except as set forth in Schedule 2.9 (which indicates the applicable paragraph below to which the disclosed agreement, contract, commitment or lease relates), the Seller is not a party to any written or oral:

          (a) agreement, contract or commitment with any present or former employee or consultant or for the employment of any person, including any consultant, who is engaged in the conduct of the Business;

          (b) agreement, contract or commitment for the future purchase of, or payment for, supplies, products or services used in the conduct of the Business, involving in any one case $10,000 or more;

          (c) agreement, contract or commitment to sell or supply products or to perform services in connection with the Business involving in any one case $10,000 or more;

          (d) agreement, contract or commitment relating to the Business not otherwise required to be listed on Schedule 2.9 and continuing over a period of more than six months from the date hereof or exceeding $10,000 in value;

          (e) distribution, dealer, representative or sales agency agreement, contract or commitment relating to the Business;

          (f) lease under which the Seller is either lessor or lessee of real or personal property used in or relating to the Business;

          (g) note, debenture, bond, equipment trust agreement, letter of credit agreement, loan agreement or other contract or commitment for the borrowing or lending of money relating to the Business or agreement or arrangement for a line of credit or guarantee, pledge or undertaking of the indebtedness of any other person relating to the Business;

          (h) agreement, contract or commitment for any capital expenditure or leasehold improvement in excess of $10,000 relating to the Business;

          (i) agreement, contract or commitment limiting or restraining the Seller, the Business or any successor thereto from engaging or competing in any manner or in any business, nor, to the Seller's knowledge, is any employee of the Seller engaged in the conduct of the Business subject to any such agreement, contract or commitment;

          (j) material agreement, contract or commitment relating to the Business not made in the ordinary course of business.

          The Seller has delivered to the Buyer true and complete copies of all agreements, contracts or commitments identified on
Schedule 2.9.

          Each of the agreements, contracts, commitments and other instruments listed in Schedule 2.9, or not required to be listed because of the amount thereof, under which the Buyer is to acquire rights or obligations hereunder is valid and enforceable in accordance with its terms, subject to bankruptcy, insolvency and other, similar laws affecting the rights of creditors generally and the availability of equitable remedies; Seller is, and to Seller's knowledge all other parties thereto are, in compliance with the provisions thereof in all material respects; the Seller is not, and to the Seller's knowledge no other party thereto is, in default in the performance, observance or fulfillment of any material obligation, covenant or condition contained therein; and no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default thereunder.

     2.10 Assets.

          (a) The Assets include all of the Seller's rights, properties, assets, claims, contracts and businesses of every kind, character and description, whether tangible or intangible, whether real, personal or mixed, whether accrued, contingent or otherwise, and wherever located, which are used in or are necessary for the conduct of the Business as it is being conducted, except the Excluded Real Property Leases.

          (b) All buildings, structures, facilities, equipment and other material items of tangible property and assets which would be included in the Assets if the Closing took place on the date hereof are in good operating condition and repair, subject to normal wear and maintenance, are useable in the regular and ordinary course of business and conform to all applicable laws, ordinances, codes, rules, regulations and authorization relating to their construction, use and operation. No person other than the Seller owns any equipment or other tangible assets or property situated on the premises of the Business or necessary to the operation of the Business, except for leased items disclosed in Schedule 2.9 and for items of immaterial value.

          (c) The Seller owns and has good and marketable title to, or has valid leasehold interests in, all of the Assets and except (i) as disclosed on the Balance Sheet or in Schedule 2.8(a), and (ii) for liens for the payment of federal, state and local taxes not yet due or payable, all such Assets (including without limitation all leasehold interests included in the Assets) are free and clear of any conditions or restrictions on transfer or assignment and of any liens, pledges, charges, encumbrances, claims, security interests, easements, covenants or restrictions which could to any material extent interfere with the present use of such properties or assets or impair the operations of the Business.

          (d) Upon consummation of the transactions contemplated by this Agreement, Buyer will acquire good, valid and marketable title to the Assets to be transferred to Buyer hereunder, free and clear of all mortgages, pledges, liens, security interests, conditional sales agreements, encumbrances or charges of any kind, except those referred to in the preceding paragraph.

          (e) The Seller does not own any capital stock or other equity interest in any other person.

     2.11 Inventory.  [Intentionally Omitted.]

     2.12 Accounts Receivable. All of the accounts receivable of the Business which are reflected on the Balance Sheet and all accounts receivable of the Business which have arisen since the Balance Sheet Date (except such accounts receivable as have been collected since the Balance Sheet Date) are valid and enforceable claims, subject to bankruptcy, insolvency and other similar laws affecting the rights of creditors generally and the availability of equitable remedies; to the knowledge of the Seller, there are no rights of set-off or claims against such accounts receivable possessed by the account debtors of the Seller; and, except as set forth in Schedule 2.12, such accounts receivable are collectible within 90 days after billing at the full recorded amount thereof less the recorded allowance for collection losses. The allowance for collection losses on the Balance Sheet has been determined in accordance with generally accepted accounting principles consistent with past practices.

     2.13 Intellectual Property.

          (a) Identification of Intellectual Property. Schedule 2.13(a) contains a complete and accurate list (sufficient to identify them) of all software-related and other patents and copyrights relating to the Business, and of the Seller's software (the "Software" and, collectively with such patents and copyrights and all trade secrets and know-how relating to the Business, the "Intellectual Property"), including, without limitation, programs and systems and related documentation, research projects, computer software under development, software concepts owned and proprietary intellectual property, processes, formulae and algorithms. Schedule 2.13(a)identifies certain third-party software which has been incorporated into the Software (the "Incorporated Software"), but excludes certain other standard third party software which is readily available to the general public (including the Buyer) at a standard price. Except as specified on Schedule 2.13(a), the Seller has taken no measures to register, patent, copyright or otherwise protect the Intellectual Property other than customary and reasonable efforts to protect the confidentiality of the source code for the Software.

          (b) Sources of Ownership of Intellectual Property. The Seller acquired all its rights to the Intellectual Property either through the efforts of its own employees and agents and independent contractors, or pursuant to the license agreements listed on Schedule 2.13(b), complete copies of which have been delivered to the Buyer (the "Intellectual Property Rights Agreements"). As to Incorporated Software, the Seller has the rights granted to it in the related Intellectual Property Rights Agreements.

          (c) Agreements; No Infringement. All of the Incorporated Software is properly licensed to the Seller, as specified on Schedule 2.13(a), under a user license or a software development agreement. The Software does not incorporate any software not listed on Schedule 2.13(a). Except as described in
Schedule 2.13(a), to the knowledge of the Seller, the Intellectual Property does not infringe on any patents or copyrights of any Person and neither the Software (and related Intellectual Property) as licensed, sublicensed or sold by the Seller, nor any patents, formulae, processes, knowledge, trade secrets, trademarks, trade names, assumed names, copyrights, or designations used by the Seller or the Software, infringe on any trademark or other intellectual property rights of any Person, or violate the terms of any agreements listed on Schedule 2.13(b), or on any other Schedule attached hereto. Except as set forth in
Schedule 2.13(c), the Seller has no knowledge of any asserted claims of third parties to the ownership of any of the Intellectual Property, or a reasonable basis therefor nor is there any pending or, to the Seller's knowledge, threatened claim against the Seller contesting the validity of or its right to use any of the Intellectual Property. Except as set forth in
Schedule 2.13(c), in developing the Software the Seller has not incorporated any software programs or features copyrighted to any other Person.

          (d) Completeness of Schedules. Schedule 2.13(d) contains an accurate and complete list of all material Intellectual Property license agreements and Software maintenance agreements, if any, granted by the Seller to the extent that such are not already listed on Schedule 2.13(b), including for each such license the names of the licensee or other customer and dates of commencement and expiration (or other termination). Complete copies of each such agreement have been delivered to the Buyer by the Seller.

          (e) No Undisclosed Restrictions on Intellectual Property. Except as set forth on Schedule 2.13(e), or specifically described elsewhere herein or in any schedule hereto, the Intellectual Property (A) is owned solely and exclusively by the Seller, and (B) is and at the Closing will be, subject to no restriction on the Seller's (or after the Closing, the Buyer's) use, disclosure or marketing, nor to any claim, lien or encumbrance whatsoever. Except as so disclosed, no other party other than the Seller and its Subsidiaries has any rights to market any Software. To the knowledge of the Seller, no party to any of the license, service, maintenance and other agreements with customers (the "Customer Agreements") nor any consultant to a customer, is in possession of Software, or has made use of Software, except as permitted pursuant to agreements disclosed pursuant to this Agreement. To the knowledge of the Seller, no party to any of the agreements described on Schedule 2.13(b) nor any party (if any) who has received source code under a Customer Agreement or under any related source code agreement is in possession of Software, or to the Seller's or any Subsidiary's knowledge has made use of such source code, except as permitted pursuant to such agreements.

          (f) Third-Party Software Products Required to Utilize the Software. For each item of Software, Schedule 2.13(g) lists the third-party software required to be licensed by customers of the Seller or its Subsidiaries in order to utilize that item of Software, including both applications and operating systems, and third-party software, excluding Incorporated Software, required for the Buyer to develop, maintain and deliver the Software.

          (g) Compliance of Software and Intellectual Property with Performance Standards. All of the Software and the Intellectual Property which is licensed by the Seller under Customer Agreements complies in all material respects with the performance representations with respect thereto contained in the Seller's user and technical manuals in effect at the time of the Customer Agreements, and, when used in accordance with such user and technical manuals, performs in accordance with the Customer Agreements in all material respects. Except as set forth on
Schedule 2.13(h), such Software as is currently made available for licensing to or access by customers is ready for installation and/or use in substantial conformance with the capability and performance standards set forth in the user or instruction manual associated with such Software. Each marketed Software system is documented and the documentation supplied to each licensee or user of each such system is sufficient in all material respects to enable a user reasonably competent in such matters to operate, access and/or use such system as intended. Nothing has come to the attention of the Seller to indicate that the license agreements entered into by the Seller for use of Intellectual Property products by customers do not contain provisions for protection of the Seller's confidential information, trade secrets and proprietary rights which the Seller reasonably believes have been and will be sufficient to preserve its proprietary rights therein.

          (i) Except as disclosed on Schedule 2.13(a), all of the Seller's personnel, including (without limitation) employees, agents, consultants, and contractors, who have contributed to or participated in the conception and/or development or enhancement of the Software or the Intellectual Property have executed an assignment in favor of the Seller.

          (j) Except as set forth on Schedule 2.13(b), to the knowledge of the Seller:

               (i) all individuals and entities who have had access to the Intellectual Property as independent contractors and have provided installation services for the Seller have executed agreements containing appropriate and adequate restrictions on disclosure and use of the Intellectual Property;

               (ii) all individuals or entities who have had access to the Intellectual Property as independent contractors and have provided conversion or other services (i.e., other than installation) for the Seller have executed agreements containing appropriate and adequate restrictions on disclosure and use of the Intellectual Property;

               (iii) all individuals or entities who have had access to the Intellectual Property as independent contractors and have provided contract programming services to the Seller have executed agreements containing appropriate and adequate restrictions on disclosure and use of the Intellectual Property;

               (iv) all agreements restricting disclosure and use of Software known to the Seller which have been executed by employees or independent contractors of the Seller have been provided to the Buyer; and

               (v) to the knowledge of Seller and Level 8, no such agreements have been violated.

          (k) Except as specified on Schedule 2.13(c), and to the knowledge of the Seller, none of the past or present employees or independent contractors of the Seller is in possession of Intellectual Property, nor made unauthorized use of the Intellectual Property, except such as have had and will have no material adverse effect. To the knowledge of the Seller, no party other than the Seller, its employees and the Buyer have access to or possession of source code, except as disclosed in the Customer Agreements.

     2.14 Insurance. Level 8 maintains policies of property, fire, public liability, worker's compensation and other forms of insurance covering the assets, operations and employees of the Business to the extent, and with coverage amounts, customary in the industry of the Business. All such insurance policies are in full force and effect and all premiums with respect thereto covering all periods up to and including the date of the Closing have been or will be paid. Level 8 has not been refused any insurance, nor has its coverage been limited, by any insurance carrier to which it has applied for insurance or with which it has carried insurance during the past five years, in any case relating to the Business.

     2.15 Compliance with Law. The Seller (i) is not in violation of any federal, state or local laws, ordinances, regulations and orders applicable to the Business, including without limitation any applicable building, zoning, health, sanitation, safety, labor relations or similar laws, ordinances, regulations or orders relating to the Business, except for possible violations which in the aggregate do not have a material adverse effect on the financial condition or results of operations of the Business, (ii) has not received any complaint from any governmental authority relating to the Business and, to the Seller's knowledge, none is threatened alleging that the Seller has violated any such law, ordinance, regulation or order, and (iii) has not received any notice from any governmental authority of any pending proceeding to take all or any part of the real properties used in the Business (whether leased or owned) by condemnation or right of eminent domain and, to Seller's knowledge, no such proceeding is threatened. Seller owns and possesses all licenses, permits and other authorizations required by law in connection with the operation of the Business.

     2.16 Employee Benefit Plans.

          (a) Schedule 2.16(a) contains a complete list of all employee benefit plans, whether formal or informal, whether or not set forth in writing, and whether covering one person or more than one person, sponsored or maintained by the Seller with respect to the Business. For the purposes hereof, the term "Employee Benefit Plans" includes all plans, funds, programs, policies, arrangements, practices, customs and understandings providing benefits of economic value to any employee, former employee, or present or former beneficiary, dependent or assignee of any such employee or former employee other than regular salary, wages or commissions paid substantially concurrently with the performance of the services for which paid. Without limitation, the term "Employee Benefit Plans" includes all employee welfare benefit plans within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all employee pension benefit plans within the meaning of Section 3(2) of ERISA. Each plan providing benefits which are funded through a policy of insurance is indicated by the word "insured" placed by the listing of such plan in Schedule 2.16(a). The Seller has furnished to the Buyer complete and correct copies of all material Employee Benefit Plans.

          (b) The Seller has timely made all contributions which it was required to make for each Employee Benefit Plan under the terms of such plan and applicable law and the provisions of such plan, and all benefit payments due and payable to plan participants under each Employee Benefit Plan have been made or are being appropriately processed. The Seller is in all material respects in compliance with, and each Employee Benefit Plan complies in all material respects with, ERISA, and as of the Balance Sheet Date, the Seller had no material liability under any such Employee Benefit Plan which was not reflected on the Balance Sheet or in the notes thereto.

     2.17 Employees and Labor Contracts.

          (a) Schedule 2.17(a) sets forth the names and titles of, and current annual base salary or hourly rates for, all employees of the Seller engaged in the conduct of the Business, together with a statement of the full amount and nature of any other remuneration, whether in cash or kind, paid to each such person during the past or current fiscal year or payable to each such person in the future, the bonuses accrued for each such person, and the vacation and severance benefits to which each such person is entitled.

          (b) The Seller is not a party to any collective bargaining agreement or other labor contract applicable to employees of the Business nor any pending unfair labor practice complaints with respect to such employees before the National Labor Relations Board. The Seller does not know of any activity or proceedings of any labor union (or representatives thereof) to organize any employees of the Business, or of any strikes, slowdowns, work stoppages, lockouts or threats thereof, by or with respect to any of such employees. During the one-year period preceding the date hereof, there have been no significant labor troubles involving employees of the Business nor are there any current union representation questions involving such employees.

     2.18 Fees, Commissions and Expenses. The Seller is not liable for or obligated to pay any brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement.

     2.19 Environmental Laws and Regulations. Schedule 2.19 discloses all information relating to the following items: (a) the nature and quantities of any Hazardous Materials (as defined below) released, used, manufactured, handled, stored, treated, discharged, buried, generated, transported or disposed of by the Seller or any of its subsidiaries during the past six years, together with a description of the location of each such activity; (b) a summary of the nature and quantities of any Hazardous Materials that have been released, placed, used, manufactured, handled, generated, stored, treated, discharged, buried or disposed on, under or about any site or facility owned or operated presently or at any previous time by the Seller or any of its subsidiaries (a "Site"); (c) copies of all environmental audits or other studies or reports prepared by third parties to assess Hazardous Material risks at any Site; (d) all communications and agreements with any governmental authority or agency (federal, state or local) or any private entity or individual, including, but not limited to, any prior owners of any Site, relating in any way to the presence, release, threat of release, placement on, under or about any Site, or the use, manufacture, handling, generation, storage, treatment, discharge, burial or disposal on, under or about any Site, or the transportation to or from any Site, of any Hazardous Materials. The Seller and each of its subsidiaries is in compliance with all, and has no liability under, applicable federal, state and local laws and regulations relating to product registration, pollution control and environmental contamination including, but not limited to, all laws and regulations governing the generation, use, collection, discharge, or disposal of Hazardous Materials and all laws and regulations with regard to record keeping, notification and reporting requirements respecting Hazardous Materials. Except as disclosed on Schedule 2.19, there are no underground or other storage tanks containing Hazardous Materials at any Site. Except as disclosed on Schedule 2.19 hereto, (a) neither the Seller nor any of its subsidiaries has been alleged to be in violation of, or has been subject to any administrative or judicial proceeding pursuant to, such laws or regulations either now or any time during the past three years, and (b) there are no facts or circumstances which the Seller reasonably expects could form the basis for the assertion of any claim (as defined below) against the Seller or any of its subsidiaries relating to environmental matters including, but not limited to, any Claim arising from past or present environmental practices asserted under any Environmental Laws (as defined below), which may have a Material Adverse Effect.

     For purposes of this Section 2.19, the following terms shall have the following meanings:

     (a) "Hazardous Materials" shall mean asbestos, petroleum products, underground tanks of any type and all other materials now or hereafter defined as "hazardous substances," "hazardous wastes," "toxic substances" or "solid wastes," or otherwise now or hereafter listed or regulated pursuant to (collectively, the "Environmental Laws"): the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., and any amendments thereto; the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., and any amendments thereto; the Hazardous Materials Transportation Act, 49 U.S.C.
Section 1801 et seq.; and any other similar federal, state or local statute, regulation, ordinance, order, decree, or any other law, common law theory or reported decision of any state or federal court, as now or at any time hereafter in effect, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material.

     (b) "Claim" shall mean any and all claims, demands, causes of actions, suits, proceedings, administrative proceedings, losses, judgments, decrees, debts, damages, liabilities, court costs, attorneys' fees and any other expense incurred, assessed or sustained by or against the Seller or any of its subsidiaries.

     2.20 Owned Real Property. The Seller owns no real property and has no other interest in real property except as set forth on
Schedule 2.20.

     2.21 Product Warranties. There are no product warranty claims nor express warranties applicable to products sold in the Business except the express warranties which are set forth in
Schedule 2.21 and warranties imposed by applicable law (including the Uniform Commercial Code). The Seller has furnished no other warranties or guarantees in connection with the products produced or manufactured in the Business and no claims for breach of product warranty to customers, whether or not attributable to Seller's form of warranty, relating to the products and services manufactured or provided by the Business, have been filed against Seller and remain pending except as set forth on Schedule 2.21.

     2.22 Transactions with Affiliates. Except as set forth in Level 8's documents filed with the Security and Exchange Commission, no shareholder, director, officer or employee of the Seller, or any member of his or her immediate family or any other of its, his or her affiliates, owns or has a five percent or more ownership interest in any corporation or other entity that is or was during the last three years a party to, or in any property which is or was during the last three years the subject of, any material contract, agreement or understanding, business arrangement or relationship with the Seller relating to the Business.


                         ARTICLE III
                    REPRESENTATIONS AND
                  WARRANTIES OF THE BUYER

     The Buyer represents and warrants to and agrees with the Seller as follows:

     3.1 Due Authorization and Execution. The Buyer has the necessary company power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The manager of the Buyer has duly authorized and approved the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. No other such proceedings on the part of the Buyer are necessary to authorize this Agreement and the consummation of such transactions. This Agreement has been duly and validly executed and delivered by the Buyer and, assuming due execution and delivery by the Seller, constitutes a valid and binding obligation of the Buyer enforceable against it in accordance with its terms.

     3.2 Organization of the Buyer. The Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder.

     3.3  Consents, Violations and Authorizations.

          (a) The Buyer is not a party to or bound by any mortgage, indenture, lien, deed of trust, lease, agreement, permit, concession, franchise, license, instrument, order, judgment or decree which would require the consent of another to the execution of this Agreement or the transactions contemplated hereby.

          (b) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) violate any provision of the Certificate of Formation of the Buyer or (ii) conflict with, or result (immediately or upon the giving of notice or the passage of time or both) in any violation of or any default under, or give rise to a right of modification, termination, cancellation or acceleration of any obligation or to a loss of a benefit under, any mortgage, indenture, lease, instrument, permit, concession, franchise, license or other agreement which the Buyer or its properties or assets are parties to, beneficiaries of, or bound by, or violate any judgment, order, decree, statue, law, ordinance, rule or regulation applicable to the Buyer or its properties or assets, other than such conflicts, violations or defaults or possible modifications, terminations, cancellations or accelerations which individually or in the aggregate do not and will not have a material adverse effect on the Buyer.

          (c) No authorization, consent or approval of, or filing with, any public body or governmental authority is necessary for the consummation by the Buyer of the transactions contemplated by this Agreement.

     3.4 Fees, Commissions and Expenses. The Buyer has paid or shall duly pay any brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement which it has agreed to pay.


                         ARTICLE IV
               CONDUCT OF BUSINESS PENDING CLOSING

     From the date of this Agreement until the Closing, the Seller covenants that, except as otherwise consented to in writing by the Buyer (which consent shall not be unreasonably withheld), it shall either satisfy or cause to be satisfied the following:

     4.1  Ordinary Course.  The Seller shall carry on the
Business in the ordinary course in substantially the same manner as heretofore conducted.

     4.2 No Acquisitions. The Seller shall not acquire or agree to acquire for the Business a substantial portion of the assets of any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets which are material in the aggregate to the Business.

     4.3 No Dispositions. The Seller shall not sell, lease or otherwise dispose of any assets of the Business except in the ordinary course of business consistent with prior practice.

     4.4 Employees. The Seller shall not grant any material increase in the compensation payable to any of the employees of the Business or any material benefit increase in any Employee Benefit Plan, except for increases made in the ordinary course of business consistent with prior practice.

     4.5 Mortgages, Liens and Other Encumbrances. The Seller shall not create, assume or incur any mortgage, lien, pledge or other encumbrance of any kind in respect of any property used in or relating to the Business other than immaterial mortgages, liens, pledges or other encumbrances incurred in the ordinary course of business consistent with prior practice.

     4.6 Waiver of Rights. The Seller shall not amend, terminate or waive any right of substantial value that is material to the Business.

     4.7 Material Agreements. The Seller shall not enter into any lease for property or equipment or any agreement that is material to the Business, except in the ordinary course of business consistent with prior practice.

     4.8 Capital Expenditures. The Seller shall not make or commit to any capital expenditures or commitments relating to the Business exceeding $10,000 in the aggregate.

     4.9 Agreements. The Seller shall not commit or agree, whether in writing or otherwise, to take any action prohibited by this Article IV.


                         ARTICLE V
               CONDITIONS TO THE OBLIGATIONS
                       OF THE BUYER

     The obligations of the Buyer hereunder are subject to fulfillment or satisfaction at or prior to the Closing of each of the following conditions (any one or more of which may be waived by the Buyer but only in writing):

     5.1 Representations and Warranties of the Seller. All representations and warranties of the Seller contained in this Agreement shall be true and correct as of the date made and, except insofar as such representations and warranties are specifically made as of an earlier stated date or period of time, shall be true and correct in all material respects as of the Closing with the same effect as though such representations and warranties were made at and as of the Closing; the Seller shall have performed and satisfied in all material respects all covenants, conditions and agreements required or contemplated by this Agreement; and at the Closing, there shall be delivered to the Buyer a certificate signed by authorized officers of the Seller, to such effect.

     5.2 Absence of Litigation or Investigation. No preliminary or permanent injunction or other order of any court or governmental agency or instrumentality shall have issued or been entered and remain in effect which prohibits the consummation of the transactions contemplated by this Agreement.

     5.3 Requisite Approvals. Except as provided in Section 11.12, all permits or authorizations as may be required by any regulatory authority having jurisdiction over the parties, the subject matter hereof or actions herein proposed to be taken shall have been obtained and all consents contemplated by
Schedule 2.8(a) shall have been obtained.

     5.4  Delivery of Documents.  The documents described in
Section 9.2 of this Agreement shall have been delivered.


                         ARTICLE VI
               CONDITIONS TO THE OBLIGATIONS OF
                         THE SELLER

     The obligations of the Seller hereunder are subject to the fulfillment or satisfaction at or prior to the Closing of each of the following conditions (any one or more of which may be waived by the Seller, but only in writing):

     6.1 Representations and Warranties of the Buyer. All representations and warranties of the Buyer contained in this Agreement shall be true and correct as of the date made and shall be true and correct in all material respects as of the Closing with the same effect as though such representations and warranties were made at and as of the Closing; the Buyer shall have performed and satisfied in all material respects all covenants, conditions and agreements required or contemplated by this Agreement to be performed and satisfied by it at or prior to the Closing; and at the Closing, the Buyer shall deliver to the Seller a certificate, dated the date of the Closing and signed by authorized officers of the Buyer to such effect.

     6.2 Absence of Litigation or Investigation. No preliminary or permanent injunction or other order of any court or governmental agency or instrumentality shall have issued or been entered and remain in effect which prohibits the consummation of the transactions contemplated by this Agreement.

     6.3 Requisite Approvals. All permits or authorizations as may be required by any regulatory authority having jurisdiction over the parties, the subject matter hereof or the actions herein proposed to be taken shall have been obtained.

     6.4  Delivery of Documents.  The documents described in
Section 9.2 of this Agreement shall have been delivered.


                         ARTICLE VII
               SURVIVAL; INDEMNIFICATION

     7.1 Survival of Representations and Warranties and Related Agreements. The representations and warranties contained in Articles II and III of this Agreement shall survive the Closing hereunder and shall continue in effect notwithstanding any investigation by or on behalf of the Buyer or the Seller until two (2) years following the Closing Date (the "Cutoff Date"), except that (a) the representations and warranties set forth in Sections 2.6 (taxes), 2.10(d) and (e) (title) and 2.19 (environmental) shall be unlimited as to duration, and (b) any representation or warranty which would otherwise terminate after the Cutoff Date shall survive until the final adjudication or settlement of any such matter if notice of any inaccuracy or breach thereof, including a reasonably detailed description of such alleged inaccuracy or breach, shall have been given in writing to Seller or Buyer, as the case may be, on or prior to the Cutoff Date.

     7.2  General Indemnification.

          (a) Subject to the provisions of Section 7.1 above, Level 8 (with respect to the first $1,000,000 of "Claims," as hereinafter defined, to be paid to the Buyer pursuant to this
Section 7.2) and the Seller (with respect to all Claims in excess of $1,000,000) shall indemnify and hold harmless the Buyer from and against, and shall reimburse Buyer on demand for, any claim, loss, liability, damage or expense, including attorneys' fees and costs of appeals (a "Claim"), resulting from (i) any breach of any representation, warranty, agreement or covenant on the part of the Seller under or pursuant to this Agreement, and (ii) any Excluded Liabilities; provided that each Claim shall be satisfied by the reduction of amounts due under the Note, to the extent of the principal balance of the Note at the time of such Claim.

          (b) The Buyer shall indemnify and hold harmless the Seller from and against, and shall reimburse Seller on demand for, any Claim resulting from (i) any breach of any representation, warranty, agreement or covenant on the part of the Buyer under or pursuant to this Agreement, (ii) any Assumed Liabilities and (iii) any liabilities and obligations of the Buyer incurred with respect to its operation of the Business after the Closing.

          (c) No party shall have any obligation to indemnify the other party against any Claim under Section 7.2(a) or 7.2(b) above unless (i) the amount of such Claim is equal to or greater than $25,000 and (ii) the sum of such Claim plus all other Claims by such party is equal to or greater than $50,000, at which point such party shall be indemnified against all Claims relating back to the first dollar. The indemnities set forth in this Article VII shall be the sole and exclusive remedy of each party for damages for breach of any covenant, representation or warranty contained in this Agreement, provided, however, that nothing set forth herein shall be deemed to limit either party's right to seek equitable relief or specific performance. EXCEPT AS PROVIDED IN THIS AGREEMENT, THE BUYER AND THE SELLER MAKE NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

          (d) If a third party asserts a claim against any indemnified party for which indemnification would be available under this Section 7.2 hereof (a "Claim"), the indemnified party shall promptly give notice of such Claim, describing such Claim with reasonable specificity, to the indemnifying party; provided, however, that the failure to give such notice shall not affect the right of the indemnified party to indemnification hereunder except to the extent that such failure prejudices the ability of the indemnifying party to defend any Claim or take any other remedial action. The indemnifying party shall be entitled to assume the defense of such Claim, including the employment of counsel reasonably satisfactory to the indemnified party; provided, however, that in the event that the indemnified party reasonably determines in good faith that its interests with respect to such Claim cannot appropriately be represented by the indemnifying party, such indemnified party shall have the right to assume control of the defense of such Claim and to have its expenses reimbursed promptly with respect to such Claim. In addition, in the event that such indemnifying party, within a reasonable time after notice of any such Claim, fails to defend any indemnified party, such indemnified party will (upon further notice to such indemnifying party) have the right to undertake its defense of such Claim for the account of such indemnifying party and to have its expenses reimbursed promptly with respect to such Claim. Regardless of which party is controlling the defense of any Claim, (i) both the indemnifying party and the indemnified party shall act in good faith and (ii) no settlement of such Claim may be agreed to without the written consent of the indemnifying party, which consent shall not be unreasonably withheld. The controlling party shall deliver, or cause to be delivered, to the other party copies of all correspondence, pleadings, motions, briefs, appeals or other written statements relating to or submitted in connection with the defense of any such Claim, and timely notices of any hearing or other court proceeding relating to such Claim.

                         ARTICLE VIII
            ADDITIONAL COVENANTS OF THE PARTIES

     8.1 Noncompetition. The Seller and Level 8 each agrees that for a period of five years following the Closing Date, neither it nor any of its affiliates will, directly or indirectly, own, manage, operate, join, control or participate in the ownership, management, operation or control of, any business, whether in corporate, proprietorship or partnership form or otherwise as more than a five percent owner in such business, where such business is competitive with the Business, except to the extent such business is involved with the development, implementation and client servicing relating to software known in the industry as message-oriented middleware. The parties hereto specifically acknowledge and agree that the remedy at law for any breach of the foregoing will be inadequate and that the Buyer, in addition to any other relief available to it, shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damage. In the event that the provisions of this paragraph should ever be deemed to exceed the limitation provided by applicable law, then the parties hereto agree that such provisions shall be reformed to set forth the maximum limitations permitted.

     8.2 Access by Buyer and Agents. The Seller agrees that the Buyer, and its designated representatives, attorneys and auditors or agents, shall have reasonable access to the books of account, financial and corporate records, contracts, leases, tax returns, properties and other assets of the Seller relating to the Business and to make copies of such corporate records, reports and other documents as they may request at any reasonable time during regular business hours prior to the Closing, and the Seller agrees to use its efforts to cooperate with such persons in conducting such examination. The Seller will cause its officers, employees and accountants, as the case may be, to furnish such additional financial and operating data and other information as Buyer may from time to time reasonably request.

     8.3 Availability of Records to the Seller. The Buyer shall make available to the Seller such documents, books, records or information relating to the Business prior to the Closing as the Seller may reasonably require after the Closing in connection with any tax determination, defense of any claim against the Seller relating to the conduct of the Business prior to the Closing or governmental investigation of the Seller or any of its Affiliates. The Buyer agrees not to destroy any files or records which are subject to this Section 8.3 without giving reasonable notice to the Seller, and within 15 business days of receipt of such notice, the Buyer may cause to be delivered to Seller the records intended to be destroyed, at the Seller's expense.

     8.4 Post-Closing Employee Matters. At the Closing, the Buyer shall identify to the Seller in writing those persons presently engaged in the Business whom the Buyer wishes to employ after the Closing Date (the "Continuing Employees"). The Seller shall use its reasonable efforts to assist the Buyer in employing, as new employees of Buyer, all of the persons so identified. All such Continuing Employees who are employed by the Buyer after the Closing Date shall be new employees of the Buyer, and any prior employment by the Seller of such employees shall not affect their entitlement to, or the amount of, salary or other cash compensation, current or deferred, or employee benefits which the Buyer may make available to such Continuing Employees, except that the Buyer shall assume the liability of the Seller for vacation pay that is owed as of the Closing Date to such Continuing Employees. Until the third anniversary of the Closing Date, Seller will not directly or indirectly solicit or offer employment to any Continuing Employee who is then an employee of the Buyer (or who has terminated such employment without the consent of the Buyer within 180 days of such solicitation or offer). With respect to those persons who are presently engaged in the Business but who are not retained by the Buyer or the Seller after the Closing Date, the Seller and the Buyer shall each be responsible for fifty percent (50%) of the cost of severance as identified on Schedule 2.17(a). If one party pays more than its 50% share thereof, the other party shall reimburse the first party for such excess promptly but in any event within 5 days.

     8.5 Use of Name. From and after the Closing Date, the Seller will sign such consents and take such other action as the Buyer shall reasonably request in order to permit the Buyer to use the name "ProfitKey" and all variants thereof. From and after the Closing Date, the Seller will not itself use such name or any names similar thereto or any variants thereof, and the Seller shall promptly after the Closing Date change its corporate name to another name bearing no similarity to such name.


                         ARTICLE IX
                           CLOSING

     9.1 Closing. Unless this Agreement shall have been terminated and the purchase of the Assets herein contemplated shall have been abandoned pursuant to the provisions of Article X hereof, the closing (the "Closing") will be held at the offices of Riordan & McKinzie at 695 Town Center Drive, Suite 1500, Costa Mesa, California 92626 or at such other location as may be mutually agreed to by the parties on March 31, 1998 (the "Scheduled Closing Date"); provided, however, that if any of the conditions provided for in Articles V and VI shall not have been met or waived by the Scheduled Closing Date, then the Closing shall occur within three business days after such condition has been met or waived. The date on which the Closing shall occur is sometimes referred to herein as the "Closing Date."

     9.2 Deliveries at Closing. At the Closing, the Seller will deliver to Buyer (i) the Bill of Sale, duly executed by the Seller; (ii) assignments of all patents, assumed names and copyrights and all applications therefor which are referred to in
Section 2.13; (iii) executed copies of the consents referred to in Section 2.8 hereof; (iv) all such other deeds, endorsements, assignments and other instruments (in form and substance reasonably acceptable to the parties hereto) as, in the reasonable opinion of Buyer's counsel, are necessary to vest in Buyer good and marketable title to the Assets; and (v) all other previously undelivered documents required to be delivered by the Seller to Buyer at or prior to the Closing in connection with the transactions contemplated by this Agreement. At the Closing, there will be delivered to the Seller by Buyer, (i) the Bill of Sale, duly executed by the Buyer; (ii) the cash payment referred to in Section 1.2 hereof; (iii) the Note; (iv) the Security Agreement; (v) a guarantee substantially in the form of Exhibit D, duly executed by Platinum Equity Holdings as parent of the Buyer; and (vi) all previously undelivered documents required to be delivered by Buyer to the Seller at or prior to the Closing.


                         ARTICLE X
                        TERMINATION

     10.1 Termination. This Agreement may be terminated and the transactions contemplated herein may be abandoned prior to the Closing Date (a) by the mutual consent of the Seller and the Buyer; (b) by the Seller if events occur (other than events caused by the Seller) which render impossible the satisfaction of one or more of the conditions set forth in Article VI; (c) by the Buyer if events occur (other than events caused by the Buyer) which render impossible the satisfaction of one or more of the conditions set forth in Article V; or (d) by the Seller or the Buyer, if the Closing has not occurred on or before April 30, 1998.

     10.2 Procedure Upon Termination. In the event of the termination of this Agreement by either party as provided in clauses (b), (c) or (d) of Section 10.1, written notice thereof shall forthwith be given to the other party to this Agreement, this Agreement shall terminate and be abandoned without further action by the Seller or the Buyer, and there shall be no liability or obligation on the part of either Seller or Buyer; provided, however, that if such termination was the result of the representations and warranties of a party being materially incorrect when made or the material breach by such party of a covenant hereunder, then the party whose representations and warranties were incorrect or who breached such covenant shall be liable to the other party for all costs and expenses of the other party in connection with the preparation, negotiation, execution and performance of this Agreement.


                         ARTICLE XI
                    GENERAL PROVISIONS

     11.1 Expenses.

          (a) Except as otherwise provided in this Agreement, all expenses incurred pursuant to this Agreement and the transactions contemplated hereby shall be paid by the party incurring the expense.

          (b) All costs of transferring the Assets in accordance with this Agreement, including recordation, transfer and documentary taxes and fees, and any excise, sales or use taxes, shall be paid by the Seller.

     11.2 Certain Filings and Consents. The Seller and the Buyer will use their respective best efforts to comply with all legal requirements which may be imposed on them with respect to the transactions contemplated by this Agreement. The Seller and the Buyer will use their respective best efforts to obtain (and to cooperate with any other party in obtaining) any consent, authorization, order or approval of, or exemption by, any regulatory authority, or third party, required to be obtained in connection with the transactions contemplated by this Agreement.

     11.3 Further Assurances. Each party hereto agrees to use such party's best efforts to cause the conditions to such party's obligations herein set forth to be satisfied at or prior to the Closing insofar as such matters are within its control. Each of the parties agrees to execute and deliver any and all further agreements, documents or instruments necessary to effectuate this Agreement and the transactions referred to herein or contemplated hereby or reasonably requested by the other party to perfect or evidence its rights hereunder. All parties will use their best efforts to effect an orderly transfer of good and marketable title to the Assets being transferred hereunder (including in the collection or reduction to possession of any of such Assets) and to complete all other transactions contemplated by this Agreement as promptly as practicable.

     11.4 Notices. Any notices hereunder shall be deemed sufficiently given by one party to another only if in writing and if and when delivered or tendered by personal delivery or as of three business days after deposit in the United States mail in a sealed envelope, registered or certified, with postage prepaid, addressed as follows:

     If to               Profit Key International, Inc.
     the Seller:         c/o Level 8 Systems, Inc.
                    One Penn Plaza, Suite 3401
                    New York, New York  10119
                    Attn:  Robert Lord

     If to Level 8:      Level 8 Systems, Inc.
                    One Penn Plaza, Suite 3401
                    New York, New York  10119
                    Attn:  Arik Kilman, Chief Executive Officer

     In either case,
     with a copy to:     Bruno Dov Lerer, Esq.
                    655 Third Avenue
                    20th Floor
                    New York, New York 10017-5617

     If to               Profit Key Acquisition, LLC
     the Buyer:          2049 Century Park East, Suite 2710
                    Los Angeles, California  90067
                    Attn:  Tom T. Gores, President

     With a copy to:     Riordan & McKinzie
                    695 Town Center Drive, Suite 1500
                    Costa Mesa, California 92626
                    Attn:  James H. Shnell, Esq.

or to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section 11.4. A notice not given as provided above shall, if it is in writing, be deemed given if and when actually received by the party to whom it is given.

     11.5 Successors. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their successors and assigns. Except as expressly provided herein, this Agreement shall not inure to the benefit of any persons or entities not a party hereto.

     11.6 Entire Agreement. This Agreement, together with the exhibits and schedules hereto (which are all incorporated herein by this reference), constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection herewith; provided, however, that the provisions of that certain letter agreement dated November 5, 1997 between the Seller and the Buyer (regarding the confidentiality of information supplied by the Seller to the Buyer) shall remain in full force and effect except to the extent inconsistent herewith.

     11.7 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified and supplemented by written agreement of the parties hereto, at any time prior to the Closing Date with respect to any of the terms contained herein.

     11.8 Waiver of Compliance. The failure by any party hereto to comply with any obligation, covenant, agreement or condition contained herein may be expressly waived in writing by the party or parties hereto adversely affected by such failure, but such waiver or failure to insist upon strict compliance shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     11.9 Gender; Number. Except where the context otherwise requires, words used in the masculine gender include the feminine and neuter; the singular number includes the plural, and the plural the singular; and the word "person" includes a corporation or other entity or association as well as a natural person.

     11.10 Severability. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. If any provision is held to be invalid or unenforceable, such provision shall be construed by the appropriate judicial body by limiting or reducing it to the minimum extent necessary to make it legally enforceable.

     11.11 Governing Law. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of New York. The parties hereby: (i) in any legal proceeding brought in connection with this Agreement or the transactions contemplated hereby, irrevocably submit to the nonexclusive in personam jurisdiction of (A) any state or Federal court of competent jurisdiction sitting in the State of New York, County of New York or (B) in the event that any party is a defendant in any legal proceeding in which it seeks to join the other as a third party defendant, then, any state or Federal court in which such proceeding has properly been brought, and consents to suit herein; and (ii) waive any objection they may now or hereafter have to the venue of such proceeding in any such court or that such proceeding was brought in an inconvenient court.

     11.12 Interpretation. Knowledge of the Company shall include the knowledge of the officers of the Seller, including without limitation Robert Lord, Joe DiZazzo and Ken Hayes. All terms of an accounting or financial nature shall be construed in accordance with United States generally accepted accounting principles, as in effect from time to time.

     11.13 Bulk Sales Compliance. Buyer and Seller waive compliance with the provisions of the applicable statutes relating to bulk transfers or bulk sales. Seller shall indemnify and hold harmless Buyer from and against any and all loss, costs, damage, claim or expense (including attorneys' fees), which Buyer may sustain by reason of Seller's failure to comply with such bulk transfer or bulk sales provisions.

     11.14 Endorsement Authorization. Effective as of the Closing Date, Seller appoints Buyer its attorney-in-fact to open all mail of Seller relating to the Business addressed to the locations of the facilities of the Business. Buyer will promptly send to Seller all mail not relating to the Assets or the Business, except personal mail of any employee or former employee of the Business.

     11.15 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.



                         PROFITKEY INTERNATIONAL, INC.


                         By:  /s/ Joseph J. Di Zazzo
                              Name: Joseph J. Di Zazzo
                              Title: Chief Financial Officer


                         LEVEL 8 SYSTEMS, INC.


                         By:  /s/ Arik Kilman
                              Name: Arik Kilman
                              Title: Chief Executive Officer


                         PROFITKEY ACQUISITION CORP.


                         By:  /s/ Thomas Gores
                              Name: Thomas Gores
                              Title: Chief Executive Officer